EXHIBIT 10.1

                    SUMMARY OF SYNDICATED LOAN AGREEMENT

The following is a summary of the (euro) 250,000,000 syndicated loan agreement that Instrumentation Laboratory, S.p.A. has guaranteed:

Date:                    12 April 2005.

Borrower:                Izasa Distribuciones Tecnicas, S.A.

Amount:                  (euro) 250,000,000.

Guarantees:              Joint and several guarantees from Material
                         Subsidiaries. Material Subsidiaries include those that represent at least 5% of the assets, EBITDA or consolidated revenues of Izasa. Initially the guarantors include Instrumentation Laboratory,
                         S.p.A., Izasa Portugal - Distribucoes Tecnicas
                         Limitada and Biokit, S.A.

Maturity:                12 April 2011.

Lenders: Banco Bilbao Vicaya Argentaria, S.A. and a group of financial entities.

Interest:                EURIBOR plus margin.

                         The initial Margin will be 0.75% per annum.
                         However, the Margin will be modified based on the ratio of Net Debt to EBITDA.

                         If Net Debt to EBITDA is greater than 3.5, then the Margin will be 1.50%. If Net Debt to EBITDA is greater than 3.0 but less than or equal to 3.5, then the Margin will be 0.90%. If Net Debt to EBITDA is less than or equal to 3.0, then the Margin will be 0.75%.

Amortization:            The loan will be amortized according to the
                         following schedule:

                         MONTH                  AMOUNT
                         12                     (euro) 25,000,000
                         24                     (euro) 30,000,000
                         36                     (euro) 30,000,000
                         48                     (euro) 30,000,000
                         60                     (euro) 55,000,000
                         72                     (euro) 80,000,000

Prepayment:              The loan may be prepaid on any interest period
                         date with 10 days prior written notice. Any payment must be of at least (euro) 10,000,000 and in (euro) 5,000,000 increments.

Acceleration:            The following events, among others, will cause the
                         loan to be accelerated:

                         o Non-compliance with the conditions of the agreement, including the non-payment of principal, interest, commissions or other amounts due under the loan agreement;

                         o    Cessation of or radical change to the
                              business operations;

                         o    Cross default; and

                         o    Change of control.

Law: The loan agreement will be governed by the laws of the Kingdom of Spain and the Courts of Barcelona.